UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Term Loan Facility

On September 30, 2022, Vince, LLC (“Vince”), an indirectly wholly owned subsidiary of Vince Holding Corp. (the “Company”), entered into the First Amendment to that certain Credit Agreement (the “TL First Amendment”), by and among Vince, as the borrower, the guarantors named therein, PLC Agent LLC, as administrative agent and collateral agent, and the other lenders from time to time party thereto.

The TL First Amendment, among other things, (i) requires more frequent borrowing base reporting and establishes variance reporting in connection with the Rebecca Taylor, Inc. (“Rebecca Taylor”) liquidation; (ii) removes the assets (other than intellectual property) of the Rebecca Taylor and Parker Holding, LLC (“Parker”) companies from the term loan borrowing base; (iii) permits the sale of the intellectual property of the Rebecca Taylor and Parker companies and the Rebecca Taylor liquidation; and (iv) amends the ABL (as defined in the Credit Agreement) excess availability covenant to provide the Company with up to $5,000,000 of additional potential liquidity through December 28, 2022.

In connection with the TL First Amendment, Vince agreed to pay the term lenders fees equal to (i) $600,000 and (ii) if the underlying term loan is not paid in full by January 31, 2023, an additional $850,000.

First Amendment to Revolving Credit Facility

Concurrently with the TL First Amendment, Vince entered into the First Amendment to that certain Amended and Restated Credit Agreement (the “ABL First Amendment”), by and among Vince, as the borrower, the guarantors named therein, Citizens Bank, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto. The ABL First Amendment, among other things, (i) requires more frequent borrowing base reporting and establishes variance reporting in connection with the Rebecca Taylor liquidation; (ii) amends the definition of “Availability Reserves” to account for the difference between the aggregate amount of the ABL borrowing base attributable to the assets of the Rebecca Taylor and Parker companies and the amounts received (or anticipated to be received) as net proceeds of asset sales in connection with the Rebecca Taylor liquidation; (iii) permits the sale of the intellectual property of the Rebecca Taylor and Parker companies and the Rebecca Taylor liquidation; and (iv) amends the excess availability covenant to provide the Company with up to $5,000,000 of additional potential liquidity through December 28, 2022.

In connection with the ABL First Amendment, Vince agreed to pay the ABL lenders fees equal to (i) $375,000 and (ii) if the ABL is not paid in full by December 15, 2022, an additional $125,000.

Second Amendment to Third Lien Credit Facility

Concurrently with the TL First Amendment and the ABL First Amendment, Vince entered into the Second Amendment to that certain Credit Agreement (the “Third Lien Second Amendment”), by and among Vince, as the borrower, the guarantors named therein, SK Financial Services, LLC, as administrative agent and collateral agent, and the other lenders from time to time party thereto. The Third Lien Second Amendment, among other things, (i) establishes variance reporting in connection with the Rebecca Taylor liquidation; and (ii) permits the sale of the intellectual property of the Rebecca Taylor and Parker companies and the Rebecca Taylor liquidation.

The foregoing description of the TL First Amendment, the ABL First Amendment and the Third Lien Second Amendment, respectively, does not purport to be complete and is qualified in its entirety by reference to the TL First Amendment, the ABL First Amendment and the Third Lien Second Amendment, respectively, to be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: September 30, 2022	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer